UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 12, 2011 (September 9, 2011)
VANGUARD HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-35204	62-1698183

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

20 Burton Hills Boulevard, Suite 100, Nashville, Tennessee	37215

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (615)665-6000
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Vanguard Health Systems, Inc. operates a Medicaid managed health plan in Arizona named Phoenix Health Plan (“PHP”). On September 9, 2011, but effective October 1, 2011, PHP and the Arizona Health Care Cost Containment System (“AHCCCS”) entered into Amendment No. 16 to their Contract No. YH09-0001-07 which, among other things, extended the term of the whole Contract for one year until September 30, 2012. AHCCCS has one additional option to extend the Contract, in whole or in part, for one more year commencing on October 1, 2012 and ending on September 30, 2013. For the year ended June 30, 2011, PHP generated revenue of $777.6 million, substantially all of which was derived from the Contract.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: September 12, 2011	VANGUARD HEALTH SYSTEMS, INC. (Registrant)
	By:	/s/ James H. Spalding
James H. Spalding
Executive Vice President, General Counsel and Secretary